UNITED STATES SECURITIES AND
                              EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 18, 2011

                              THRUST ENERGY CORP.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   000-52403
                            (Commission File Number)

                                   20-3373669
                       (IRS Employer Identification No.)

          3044 BLOOR STREET W, SUITE 1440, TORONTO, ONTARIO    M8X 2Y8
             (Address of principal executive offices and Zip Code)

                                 (647) 628-5375
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 18, 2011, Thrust Energy Corp. (the "Registrant") entered into an agreement of purchase and sale (the "Asset Purchase Agreement") with North American Mining Corporation (the "Vendor"), a Nevada Corporation (formerly, American Mining Corporation), whereby the Registrant would acquire certain assets of the Vendor (the "Assets") in exchange for 31,000,000 shares of the Registrant's common stock (the "Shares") and an assumption of certain liabilities associated with the Assets (the "Transaction"). The closing date for the Transaction will be May 12, 2011, or such other date as may be mutually agreed to by the parties (the "Closing Date"). A copy of the Asset Purchase Agreement is attached to this Current Report as Exhibit 10.1.

Under the provisions of the Asset Purchase Agreement, the Vendor will assign to the Registrant all of the Vendor's right, title and interest to certain assets (the "Assets") on the Closing Date, as follows:

1.     ASHDOWN MILL LETTER OF INTENT

The Vendor will assign to the Registrant all its right, title and interest in and to a binding Letter of Intent dated March 22, 2011 (the "Ashdown LOI"), between the Vendor and Win-Eldrich Gold Inc. ("WEG"). The Ashdown LOI will grant the Registrant a 50% ownership interest in a permitted, operating mill facility, together with ancillary equipment and supplies for concentrating molybdenum sulphide (collectively referred to as the "Ashdown Mill"). The Ashdown Mill is located on 39.7 acres of privately owned land that is subject to a long-term lease from an unrelated third party. The Ashdown Mill is to be operated as a joint venture by the Registrant and WEG through a Nevada limited liability company to be formed.

The Ashdown LOI required the Vendor to pay $500,000 to WEG on execution of the Ashdown LOI (the "Deposit"), with a further obligation to pay WEG $1.5 million on execution of a definitive agreement (the "WEG Payment"), which is to be executed within 90 days of the date of the Ashdown LOI (the "Due Date"). As of the Closing Date, the Vendor will have paid the Deposit but will not have paid the WEG Payment. As a result of the assignment by Vendor to the Registrant of the Ashdown LOI and the assumption by the Registrant of liabilities thereunder, the Registrant will be liable for the payment of the WEG Payment.

The Ashdown LOI will automatically terminate if the Registrant does not make the WEG Payment by the Due Date, or such other date as the parties may agree to in writing. If the Registrant fails to diligently and in good faith satisfy its obligations under the Ashdown LOI, the Deposit will be forfeited. If the Registrant's due diligence of the Ashdown Mill does not substantiate representations made by WEG, the Deposit will be returned to the Registrant.

2.     SILVER PEAK EXPLORATION AGREEMENT AND MILL SITE AGREEMENT

The Vendor will assign to the Registrant all its right, title and interest in and to an Exploration Agreement And Mill Site Agreement dated September 23, 2010 (the "Silver Peak Agreement"), between the Vendor and Silver Peak Properties LLC, a Delaware limited liability company ("Silver Peak"). Under the provisions of the Silver Peak Agreement, Silver Peak will lease to Registrant a tract of real property known as the 16:1 Mine Site, composed of 27.5 contiguous acres in Esmeralda Count, Nevada. The Silver Peak Agreement will terminate if the Registrant does not commence refining and milling production on the leased property before September 17, 2011. The Silver Peak Agreement also grants the Registrant the exclusive right of exploration for the duration of the Silver Peak Agreement.

No initial payment by the Registrant is required under the Silver Peak Agreement. Upon commencement of refining and milling operations, the Registrant will owe monthly rent to Silver Peak for the remainder of the term of the Silver Peak Agreement in the amount of the greater of: (a) 1.5% of the gross proceeds of the material processed on the property; and (b) $2,500.00. The failure by the Registrant to remit two or more rental payments will give Silver Peak the right to terminate the Silver Peak Agreement.

The Silver Peak Agreement may not be assigned by the Vendor without the advance written consent of Silver Peak. No such consent has yet been obtained.

3.     CROWN GOLD MEMORANDUM OF UNDERSTANDING

The Vendor will assign to the Registrant all its right, title and interest in and to a Memorandum of Understanding, dated November 16, 2010, between the Vendor and Crown Gold Corporation of Reno, Nevada ("Crown"), granting a first right of refusal option to process metallurgical samples at the Silver Peak facilities to be acquired by the Registrant.

4.     NJB BINDING LETTER OF INTENT AND TERM SHEET

The Vendor will assign all its right, title and interest in and to a Binding Letter of Intent and Term Sheet dated March 21, 2011, between Vendor and NJB Mining Inc. (the "NJB LOI"). Under the terms of the NJB LOI, the Registrant will have the right to acquire certain milling equipment, including a used Marcy ball mill, five used thickener mechanisms (Eimco Type B), and one used Eimco 2.6 meter belt press with dual "P" rolls (the "NJB Equipment").

The total purchase price for the NJB Equipment under the NJB LOI is $800,000 of which $125,000 has been paid by Vendor. A further $100,000 is due on April 25, 2011, and will be paid by the Vendor. As of the Closing Date, the Registrant will be required to pay $200,000 to NJB on May 25, 2011, $200,000 on June 25, 2011, and $175,000 on July 25, 2011. All payments are non-refundable.

5.     MRI MILLING EQUIPMENT

The Vendor will assign a 100% ownership interest in and to the following equipment, free and clear of encumbrances:

(a) one plasma (pillar) tilt furnace 750 kg capacity, with skidding and platforms, cooler unit, environmental water bath and fume management, miscellaneous pumps, electrical MCC unit and miscellaneous laboratory equipment;

(b)     one Beckhart 800 mm filter press;

(c)     one 12-pack 10" Krebs hydrocylone;

(d)     one 80 ton fine ore bin; and

(e) miscellaneous other equipment, including a spare plate, frames, (4) pumps, ancillary spare parts, filter press and dual tire stack frame.

Under the provisions of the Asset Purchase Agreement, the Registrant and the Vendor will execute an Assignment and Assumption Agreement under which the Vendor shall assign, convey and transfer to the Registrant all right, title and interest in and to the Assets and the Registrant shall agree to assume, pay, satisfy, discharge, perform and fulfill all obligations of the Vendor that arise after the Closing Date in respect of the Assets.

Subject to the conditions of the Asset Purchase Agreement, the Shares will be issued directly to the Vendor on the Closing Date. If the Registrant registers any of its common stock under the U.S. Securities Act (other than by a registration on Form S-8, S-4, F-4 or any successor similar forms or any other form not available for registering "restricted securities" within the meaning of Rule 144 under the U.S. Securities Act) for sale to the public, whether or not for sale for its own account, the Vendor will have the right to request the Registrant to register up to 30% of the Shares that are then "restricted securities" within the meaning of Rule 144 under the U.S. Securities Act. The Registrant will have an obligation to use its reasonable best efforts to include in such registration under the U.S. Securities Act (if it proceeds with such registration) all such restricted securities that Vendor requests the Registrant to register. The Registrant may defer a registration of such restricted securities for a period of not more than 180 days if, in the good faith judgment of the board of directors of the Registrant, effecting the requested registration would materially impede the ability of the Registrant to consummate a significant transaction and the Registrant has not deferred a filing during the previous 12 month period.

The obligation of the Vendor to complete the Transaction on the Closing Date is subject to the Chief Executive Officer of the Vendor accepting a position of employment with the Registrant as its Chief Executive Officer on the terms and subject to the conditions of the Executive Employment Agreement attached as Schedule H to the Asset Purchase Agreement. This condition has not, as yet, been satisfied.
The obligation of the Registrant to complete the purchase and sale of the Assets on the Closing Date is subject to the Registrant obtaining the consent of a secured creditor of the Vendor, and the Vendor obtaining all necessary consents to the Transaction from third parties, including the consent of Silver Peak to the assignment of the Silver Peak Agreement. None of these conditions has, as yet, been satisfied.
ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES.

On April 18, 2011, Thrust Energy Corp. (the "Registrant") entered into an agreement of purchase and sale (the "Asset Purchase Agreement") with North American Mining Corporation (the "Vendor"), a Nevada Corporation (formerly, American Mining Corporation), whereby the Registrant would acquire certain assets of the Vendor (the "Assets") in exchange for 31,000,000 shares of the Registrant's common stock (the "Shares") and an assumption of certain liabilities associated with the Assets (the "Transaction"). The closing date for the Transaction will be May 12, 2011, or such other date as may be mutually agreed to by the parties (the "Closing Date").

The Board of Directors of the Registrant has estimated the value of the Transaction to be $7.75 million. This valuation is based on estimates and assumptions that affect the fair and reasonable value of the acquired assets and assumed liabilities as of the Closing Date, and the expected amounts of resulting revenue and expenses. The Registrant has based its estimates and assumptions on current facts, historical experience and various other factors that its management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. While the Registrant's management believes that the estimated value of the Transaction is fair and reasonable, management does not have any experience in asset valuation. Actual results experienced by the Registrant may differ materially and adversely from management's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

In accordance with the terms of the Asset Purchase Agreement, the Shares are to be issued on May 12, 2011, or such other date as may be mutually agreed to by the parties. The Shares will be issued to the Vendor at a price of $0.25 per share without registration in reliance upon exemptions provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder. The Vendor has agreed that it will not make any disposition of all or any portion of the Shares issued to it unless such transfer is pursuant to registration under the U.S. Securities Act or pursuant to an available exemption from registration thereunder.

ITEM 5.03     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN
FISCAL YEAR

CERTIFICATE OF CHANGE

On April 20, 2011, Thrust Energy Corp. (the "Registrant"), filed Articles of Merger with the Nevada Secretary of State in order to merge with American Mining Corporation ("AMC"), a wholly-owned subsidiary of the Registrant that was incorporated on April 19, 2011 under the laws of the State of Nevada (the "Merger"). Effective May 5, 2011, AMC will merge with and into the Registrant, with the Registrant being the surviving entity. The Merger is being completed under Section 92A.180 of the Nevada Revised Statutes, Chapter 92A, as amended, and as such, does not require the approval of the stockholders of either the Registrant or AMC. As a result of the Merger, effective May 5, 2011, the Articles of Incorporation of the Registrant will be amended to change the name of the Registrant to American Mining Corporation. A copy of the Articles of Merger is attached to this Current Report as Exhibit 3.1. A copy of the Plan of Merger is attached to this Current Report as Exhibit 99.1.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

3.1     Articles of Merger of Thrust Energy Corp.

10.1 Asset Purchase Agreement, dated April 18, 2011, between Thrust Energy Corp. and American Mining Corp.

99.1     Plan of Merger of Thrust Energy Corp.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             THRUST ENERGY CORP.




                                             /s/ Thomas Mills
                                             Thomas Mills, President & CEO
                                             Date: April 20, 2011